MUTUAL RELEASE AGREEMENT

          This MUTUAL RELEASE AGREEMENT (the "Agreement"), dated as of-----, --------------------, 2003, is by and among HOMELIFE,INC., A NEVADA CORPORATION ("HomeLife"), ANDREW CIMERMAN ("Cimerman"), ANZA CAPITAL, INC., A NEVADA CORPORATION ("Anza"), VINCENT RINEHART ("Rinehart"), CRANSHIRE CAPITAL, L.P. ("Cranshire"), EURAM CAP STRAT. "A" FUND LIMITED ("Euram"), KEYWAY INVESTMENTS LTD. ("Keyway"), and THE DOT COM FUND, LLC ("Dot Com"). HomeLife and Cimerman shall sometimes be referred to herein as the "HomeLife Parties". Anza, Rinehart, Cranshire, Euram, Keyway and Dot Com shall sometimes be referred to herein as the "Anza Parties."
                                R E C I T A L S
                                ----------------
          This  Agreement is entered into with reference to the following facts:
          A. The HomeLife Parties and the Anza Parties have entered into that certain Reorganization Agreement (the "Reorganization Agreement").

          B. The HomeLife Parties and the Anza Parties have concluded that the transactions contemplated in the Reorganization Agreement involving the acquisition of certain assets of HomeLife are not in the best interest of the Parties.

          C. As a result, the HomeLife Parties and the Anza Parties have agreed to terminate the Reorganization Agreement and to provide a release of legal claims, pursuant to the terms of this Agreement.

          NOW,  THEREFORE,  in  consideration  of  the  covenants  and  promises
contained  herein,  and  for  other  good  and   valuable  consideration,  the
existence and sufficiency  of  which  is  hereby  acknowledged,  the   Parties
hereto agree as follows:

                                A G R E E M E N T
                               ------------------
          1.  Representations  and  Warranties.
              --------------------------------
               1.1 Authority. Each Party represents and warrants that the person
                   ---------
signing this Agreement on behalf of the respective Parties has full power and authority to cause such Party to enter into this Agreement on its behalf, and to bind such Party to the terms hereof.

               1.2 Ownership of Released Matters. The Parties hereby warrant and
                   -----------------------------
represent that they are the sole and lawful owners of all rights, title and interests in and to all "Claims", as hereinafter defined, and that they have not heretofore assigned or transferred or purported to assign or transfer to any other person any released matters or any part or portion of any "Claims". "Released Matters" as defined herein.

          2.  Mutual  Release.  Each of the HomeLife Parties on the one hand and
              ---------------
              each of the Anza Parties on the other hand, hereby expressly release each other (including each party's directors, officers,
              shareholders,  assigns,   employees,   agents,  predecessors  and
              attorneys) from any legal or equitable claims under or through them, both past and present, from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts (express, implied in fact, or implied in law), agreements, promises, liabilities, claims, set offs, rights
              and   claims   for   indemnity   and/or  contribution,   refunds,
              overpayments,  demands,  damages,  losses, costs, or expenses, of
              any   nature   whatsoever,   known   or   unknown,  suspected  or
              unsuspected, fixed or contingent, which each now has or may hereafter have by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, including, but not
              limited   to   those   legal   obligations   set   forth  in  the
              Reorganization  Agreement  (the  "Released  Matters").

          Each of the Parties hereto acknowledges that this is a release between the HomeLife Parties and the Anza Parties.

          3.     CALIFORNIA  CIVIL  CODE SECTION  1542  WAIVER.
                 ---------------------------------------------

          THE PARTIES HEREBY EXPRESSLY WAIVE ALL RIGHTS UNDER THE PROVISIONS OF Section 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA AND ANY SIMILAR
                        ----------
RIGHTS IN ANY STATE OR TERRITORY OR UNDER ANY SIMILAR STATUTE OR REGULATION OF THE UNITED STATES OR ANY OF ITS AGENCIES. SECTION 1542 OF THIS CALIFORNIA CIVIL CODE READS AS FOLLOWS:
----------

          "A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          4.  Benefit  and  Burden.
              --------------------
          This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their representatives, successors, assigns, agents, servants, employees, predecessors, assignors, officers, directors, shareholders, partners, parent companies, subsidiary companies and affiliates.

          5.  Cooperation.
              ------------
          The Parties hereto agree to execute, acknowledge and deliver such further and additional instruments and documents as reasonably shall be required or appropriate to implement, confirm or perfect the provisions and intentions of this Agreement. The Parties further agree that they shall take no action to report any Party to this Agreement for any actions taken in connection with the operations of HomeLife or Anza to any governmental or quasi-governmental agency or regulatory authority.

          6.  Waiver  and  Amendment.
              -----------------------

          This Agreement may only be amended by a written agreement executed by all of the Parties hereto.

          7.  Agreement  of  Confidentiality.
              -------------------------------

               HomeLife and the Anza Parties agree to hold all confidential or proprietary information and/or trade secrets ("information") in trust and confidence and agree that it shall have been used only for the contemplated purpose of the agreement, and shall not be used for any other purpose or disclosed to a third party. No unauthorized copies will be made or retained of any written information supplied by either party.

          8.  Governing  Law.
              ---------------

          This Agreement and any other documents referred to herein shall be governed by, construed and enforced in accordance with the laws of the State of California. Venue for any proceeding to construe or enforce this Agreement shall be the Superior Court in and for the County of Orange.

          9.  No  Admission.
              --------------
          In entering into this Agreement, no Party herein is admitting the sufficiency of any claims, allegations, assertions, contentions, or positions of any other party, or the sufficiency of the defenses of such claims, allegations, assertions, contentions, or positions.

          10.  Entire  Agreement.
               -----------------

          All agreements, covenants, representatives and warranties, express and implied, oral and written, of the Parties hereto concerning the subject matter hereof are contained herein. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other Party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereto are merged herein. This is an Integrated Agreement.

          11.  Construction.
               ------------
          Each Party and counsel for each Party have reviewed and revised this Agreement, and the normal rule of construction to the effect that any ambiguities in this Agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          12.  Counterparts.
               ------------
          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the Parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all Parties hereto, notwithstanding that all Parties hereto shall sign a sufficient number of counterparts so that each Party will receive a fully executed original of this Agreement.

          13.  Understanding.
               -------------
          The Parties hereto, and each of them, represent, warrant and agree as follows:

          13.1. They have received independent legal advice from their attorneys with respect to the advisability of making the settlement provided for herein and in entering into this Agreement; and

          13.2. They have made such investigation of the facts pertaining to the settlement and the release of all matters pertaining hereto as they deem necessary or desirable.

          13.3. Each of the Parties hereto understands that he/she has been advised to seek independent counsel regarding the legal ramifications of the attached Agreement. The firm of Horwitz and Cron has prepared the first draft of this Agreement, but it hereby requests that all Parties hereto consult with independent counsel regarding the terms of this Agreement.


/  /  /

/  /  /

/  /  /

          14.  Voluntary  Agreement.
               --------------------
          The Parties hereto, and each of them, further represent and declare that they have carefully read this Agreement and know the contents thereof and that they sign the same freely and voluntarily.

          IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of this -------- day of -------------------, 2003.





HOMELIFE, INC.                                                  ANDREW CIMERMAN, INDIVIDUALLY


By:        /s/ Andrew Cimerman                                           /s/ Andrew Cimerman
     ---------------------------------------                   -----------------------------------
           Andrew Cimerman                                           Andrew Cimerman, An Individual
Its:       President

ANZA CAPITAL, INC.                                              VINCENT RINEHART, INDIVIDUALLY


By:    /s/ Vincent Rinehart                                           /s/ Vincent Rinehart
   -----------------------------------------                    ----------------------------------
      Vincent Rinehart                                          Vincent Rinehart, An Individual
Its:  President . . . . . . . . .

CRANSHIRE CAPITAL, L.P.                                         KEYWAY INVESTEMENTS, LTD.


By:    /s/ signature unintelligible                             By: /s/ Paul Moore
   -----------------------------------------                       -------------------------------
        -------------------------------                                  -------------------------
Title:  -------------------------------                         Title:   -------------------------

EURAM CAP STRAT. "A" FUND LIMITED                               THE DOT COM FUND LLC

By:      /s/ Paul Moore                                         By:        /s/ Mark Rice
   ---------------------------------                                  ----------------------------
        ----------------------------                                    --------------------------
Title:  ----------------------------                            Title:  --------------------------
